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                                                                   EXHIBIT 10.19

                           STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement") dated as of September 2, 1999 between Microsoft Corporation, a Washington corporation ("Buyer"), and Data Return Corporation, a Texas corporation (the "Company").

     WHEREAS, the Company desires to issue and sell to Buyer, and Buyer desires to purchase from the Company, shares of Common Stock of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows:

                         I.  TERMS OF THE TRANSACTION

     1.1 Agreement to Sell and to Purchase Shares. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell and deliver to Buyer, and Buyer shall purchase and accept from the Company, the number of shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of the Company equal to the number obtained by dividing (A) 5,000,000 by(B) a number equal to the lesser of (i) the midpoint of the lowest filing range contained in any amendment to the Company's Registration Statement on Form S-1 (No. 333-84011) (the "Registration Statement") and (ii) the price to public specified on the cover page of the final prospectus that will be a part thereof, and rounding the number obtained thereby to the nearest whole number. If the offering to be made pursuant to the Registration Statement has not been consummated within 100 days after this Agreement, the number of shares to be purchased shall be determined in accordance with clause (i) of the immediately preceding sentence.

     1.2 Purchase Price and Payment. In consideration of the sale of the Shares to Buyer, Buyer shall pay to the Company at the Closing the aggregate purchase price of $5,000,000.00 (the "Purchase Price"). The Purchase Price shall be paid in cash by wire transfer of immediately available federal funds to an account designated in writing by the Company.

     1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the Company in Irving, Texas, at 10:00 a.m., local time, on the earlier to occur of (a) the day after the Registration Statement is declared effective and the offering made pursuant thereto is priced, and (b) 100 days after the date of this Agreement, or at such other time or place or on such other date as the parties hereto shall agree.
The date on which the Closing takes place is herein referred to as the "Closing Date". At the Closing (i) the Company shall deliver to Buyer the executed stock certificate representing the Shares duly issued in the name of Buyer, and (ii) Buyer shall deliver the Purchase Price to Company. In addition, at the Closing,
(i) the Company and Buyer shall execute and deliver an Investor's Rights Agreement in the form and substance attached hereto as Exhibit A (the "Investor's Rights Agreement"and, together with this Agreement and all other writings and agreements delivered pursuant hereto or in connection herewith, the "Agreements"); and (ii) Thompson & Knight L.L.P., counsel for the

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Company, shall deliver to Buyer an opinion in the form and substance attached as
Exhibit B hereto.

                      II.  REPRESENTATIONS AND WARRANTIES

     2.1 Company Representations and Warranties. Except as set forth in the Disclosure Letter delivered to Buyer simultaneously with the execution and delivery of this Agreement (the "Disclosure Letter"), the Company hereby represents and warrants to Buyer that:

     (a) Corporate Power and Agreement. The Company has full legal right, power and authority to execute, deliver and perform the Agreements and to consummate the transactions contemplated thereby, including the issuance and sale of the Shares. All corporate action on the part of the Company, its officers, directors and its shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations under the Agreements has been taken. Each of the Agreements has been duly executed and delivered by the Company and constitutes, and each other agreement, instrument, or document executed or to be executed by the Company in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and applicable rules of law governing specific performance, injunctive relief or other equitable remedies, and except that the enforceability of the indemnification provisions in Section 1.6 of the Investor's Rights Agreement may be limited by applicable securities laws.

     (b) Noncontravention. The execution, delivery and performance by the Company of the Agreements and the consummation by the Company of the transactions contemplated thereby do not and will not (with or without the giving of notice or the passage of time or both)(i) conflict with or result in a violation of any provision of the Company's Amended Articles of Incorporation ("Articles of Incorporation") or Bylaws or (ii) except to the extent that it would not have a material adverse effect on the business, properties, assets, operations, prospects, profits or condition (financial or otherwise) of the Company (a "Material Adverse Effect"),(A) conflict with or result in a violation of any provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, instrument or obligation to which the Company is a party or by which the Company or any of the Company's properties may be bound or (B) result in the creation or imposition of any lien, security interest, claim, restriction, claim or other encumbrance (any "Encumbrance") upon any property or asset of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     (c) Shares. The Shares to be issued by the Company at the Closing have been duly authorized for such issuance and, when issued and delivered by the Company in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free of any

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Encumbrances. The issuance of the Shares under this Agreement is not subject to any preemptive rights, rights of first refusal or similar rights.

     (d) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company.

     (e) Subsidiaries. The Company owns no equity securities of any other corporation, limited partnership, limited liability company or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     (f) Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 100,000,000 shares of Common Stock, 103,182shares of which are issued and outstanding, and 24,284 shares which are reserved for future issuance pursuant to outstanding options granted under the Company's option plan and agreements, and 20,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in the Investor's Rights Agreement, there are no outstanding options, warrants, rights (including without limitation conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements, arrangements or understandings of any kind, whether written or oral, for the issuance by the Company or purchase or acquisition from the Company of any of its securities (including derivative securities). Attached to the Disclosure Letter is a true and correct table setting forth, as of August 30, 1999, the Company's capitalization, and each person who owns or has a future right to acquire (whether or not contingent) any shares of the Company's capital stock or derivative securities convertible, exchangeable or exercisable for such capital stock (together with the amounts of such securities owned by each such person).

     (g) Financial Statements. The Company has made available to Buyer (i) its unaudited balance sheet as of June 30, 1999 and its statements of operations for the three months ended June 30, 1999, and (ii) its audited balance sheets as of March 31, 1998 and 1999, and its statements of operations, changes in shareholders' equity and cash flows for the period from September 22, 1997 to March 31, 1998 and the year ended March 31, 1999 (all such financial statements listed in clauses (i) and (ii), collectively referred to as the "Financial Statements", and March 31, 1999 referred to as the "Statement Date"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally

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accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition and results of operations and cash flows of the Company as of and for the dates and periods indicated. True and correct copies of the Financial Statements, the Company's five-year strategic plan (the "Business Plan") and the Company's financial projections dated July 24, 1999 (the "July 24 Projections") are attached to the Disclosure Letter; provided, that the July 24 Projections supersede the financial projections contained in Appendix C to the Business Plan. The Company shall use commercially reasonable efforts to respond to any recommendations made by its independent public accountants in a letter to management to the extent that it deems the recommended actions are appropriate.

     (h) Liabilities. To the best of the Company's knowledge, it has no material liabilities (actual or contingent) that are not disclosed in the Financial Statements.

     (i)    Agreements; Action.

            (A) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it or any of its property or assets are bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, other than customer contracts and other contracts, in each case entered into in the ordinary course of business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses entered into in the ordinary course of business or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification or contribution by the Company with respect to infringements of proprietary rights, other than license agreements entered into in the ordinary course of business.

            (B) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business and as disclosed in the Financial Statements) individually in excess of $100,000 or in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (C) For the purposes of subsections (A) and (B) above, all obligations, indebtedness, liabilities, agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

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            (D)  True and correct copies of the Stock Purchase Agreement and
Investor's Rights Agreement between Company and CPQ Holdings, Inc. (collectively, the "CPQ Agreements") have been provided to Buyer, and (i) the CPQ Agreements are the only agreements between Company and CPQ Holdings, Inc. relating to the Company's securities (including derivative securities), and (ii) the terms and conditions of this Agreement and the Investor's Rights Agreement between Company and Buyer are identical in all material aspects with the CPQ Agreements except as otherwise set forth in the Disclosure Letter.

            (E) The Company is not in active negotiations with any other person or entity regarding a private sale of its securities (including derivative securities).

     (j) Obligations to Related Parties. There are no monetary or other obligations of the Company to affiliates, officers, directors, shareholders, employees or agents of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation, or other entity.

     (k)    Changes.  Since the Statement Date, there has not been:

            (A) Any change in the assets, liabilities, financial condition or operations, or cash flows, of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

            (B) Any resignation or termination of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

            (C) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (D) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business, assets, liabilities or prospects or financial condition or operations of the Company;

            (E) Any waiver by the Company of a material right or of a material debt owed to it;

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            (F)  Any direct or indirect loans made by the Company to any shareholder, employee, officer, director or agent of the Company, other than immaterial advances made in the ordinary course of business;

            (G) Any material change in any compensation arrangement or agreement with any employee, officer, director, shareholder or agent not in the ordinary course of business;

            (H) Any declaration or payment of any dividend or other distribution of the assets of the Company, or any declaration or payment of any dividend or other distribution to shareholders;

            (I) Any labor organization activity, to the best of the Company's knowledge;

            (J) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except for those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

            (K) Any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets not in the ordinary course of business;

            (L) Any change in any material agreement to which the Company is a party or by which it is bound, which change would be reasonably likely to have a Material Adverse Effect; or

            (M) Any other event or condition of any character that, either individually or cumulatively, has or, to the best of the Company's knowledge, is reasonably likely to have a Material Adverse Effect.

     (l) Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) Encumbrances that would not have a Material Adverse Effect, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     (m) Patents and Other Intangible Assets. The Company owns, or is licensed or otherwise possesses sufficient legal rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses and other proprietary rights and processes (the "Intellectual Property Rights") that are material to the business of the Company as it is currently conducted. The Company has not received any communication alleging that it has violated, or that by conducting

                                      -6-
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its business as currently conducted would violate, any of the Intellectual
Property Rights of any other person or entity. No claims with respect to the Company's Intellectual Property Rights have been asserted or are, to the best of the Company's knowledge, threatened by any person or entity (i) challenging in any way the use by the Company of any of the Company's Intellectual Property Rights, (ii) challenging in any way the ownership by the Company of the Company's Intellectual Property Rights or (iii) claiming any infringement of the Intellectual Property Rights of any other person or entity. There are no outstanding options, licenses or agreements of any kind relating to the Company's Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity, other than such licenses or agreements arising from the purchase of "off-the-shelf" products. To the best of the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of the Agreements, nor, to the best of the Company's knowledge, the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed will (with or without the giving of notice or the passage of time or both) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company.

     (n) Compliance with Other Instruments. The Company is not in violation or default of any term of its Amended Articles of Incorporation or Bylaws, or of any provision of any mortgage, contract, agreement, instrument or contract to which it is party or by which it or any of its property or assets is bound or of any judgment, decree, order, writ or, any statute, rule or regulation applicable to the Company. Attached to the Disclosure Letter are true and correct copies of the Company's Amended Articles of Incorporation and Bylaws.

     (o) Litigation. There is no action, suit, proceeding or investigation pending, or to the best of the Company's knowledge threatened, against the Company that questions the validity of the Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which (i) are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, or (ii) might result in any change in the current equity ownership of the Company, nor, to the best of the Company's knowledge, is there any basis for any of the foregoing in this sentence. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to them or any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or

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government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     (p) Tax Returns and Payments. Except to the extent that it would not have a Material Adverse Effect, the Company: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes) and has timely paid all taxes shown to be due and payable on such returns and any assessments imposed with respect thereto; and (ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings and for which the Company has reserved against adequately). The Company has not been advised (x) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (y) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. To the best of the Company's knowledge, (i) there is no liability for any tax to be imposed upon it or its properties or assets as of the date of this Agreement that is not adequately provided for and (ii) all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent.

     (q) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the best of the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the best of the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the best of the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     (r) Trade Secrets Agreements. Each current employee and officer of the Company has executed a Confidentiality and Trade Secrets Agreement and an Employee Noncompete and Confidentiality Agreement in form and substance as attached to the Disclosure Letter. There are no other agreements or understandings between the Company and any current employee or officer thereof regarding proprietary information and/or inventions.

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     (s)    Registration Rights. Except as required pursuant to the Investor's
Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

     (t) Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation is reasonably likely to have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Agreements and the issuance of the Shares, except for any filings pursuant to Federal or state securities laws (which filings the Company will timely complete) and other governmental orders, permissions, consents, approvals, authorizations, registrations or filings as have been duly and validly obtained or filed. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of any of which individually is reasonably likely to have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     (u) Offering Valid. Assuming the accuracy of the representations and warranties of Buyer contained in Section 2.2(c), (d), (e), (f) and (g) hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     (v) Environmental and Safety Laws. To the best of the Company's knowledge, there are no violations by the Company, its employees or agents of any environmental or safety statute, law or regulation that individually or in the aggregate would have a Material Adverse Effect, and, to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     (x) Insurance. The Company maintains fire, casualty and liability insurance policies, in such amounts and with such coverage as it believes are reasonable for the business in which it is engaged.

     (y) Brokers; Finders. The Company has not authorized or retained any person or entity to act as a broker or finder or in any similar capacity in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect

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to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person or entity on the basis of any act or statement made or alleged to have been made by the Company.

     (z) Accounting Controls. Except to the extent that it would not have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide assurance that: (i) all transactions are executed in accordance with management's general or specific authorizations;
(ii) all transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.2 Buyer Representations and Warranties. Buyer hereby represents and warrants to the Company that:

     (a) Authority Relative to This Agreement. Buyer has full legal right, power and authority to execute, deliver and perform the Agreements and to consummate the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and applicable rules of law governing specific performance, injunctive relief or other equitable remedies, and except that the enforceability of the indemnification provisions in Section 1.6 of the Investor's Rights Agreement may be limited by applicable securities laws.

     (b) Noncontravention. The execution, delivery and performance by Buyer of the Agreements and the consummation by Buyer of the transactions contemplated thereby do not and will not (with or without the giving of notice or the passage of time or both) except to the extent it would not have a material adverse effect on the business, assets or financial condition of Buyer (i) conflict with or result in a violation of any provision of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration under, any contract, agreement, instrument or obligation to which Buyer is a party or by which Buyer or any of Buyer's properties may be bound, or (ii) result in the creation or imposition of any Encumbrance upon the property or assets of Buyer or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Buyer, its business or operations or any of its assets or properties.

     (c) Investment Intent. Buyer is acquiring the Shares with its own funds for its own account for investment and not with a view to any sale or other disposition in connection with any

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distribution of all or any part thereof and it has no present intention of selling, granting participation in, or otherwise distributing the same, except
(i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the Shares or (ii) pursuant to an applicable exemption under the Securities Act. By executing this Agreement, Buyer further represents that Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any other parties with respect to the Shares.

     (d) Disclosure of Information. Buyer represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Shares.

     (e) Investment Experience. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Buyer represents that Buyer is an "Accredited Investor" for purposes of Regulation D under the Securities Act.

     (f) Restricted Securities. Buyer understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares for purposes of compliance with federal securities laws.

     (g) Legend. It is agreed and understood by Buyer that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement to which Buyer is a signatory, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

                              III.  MISCELLANEOUS

     3.1 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, transmitted by first class registered or certified mail, postage prepaid, return receipt requested, sent by prepaid overnight delivery service or sent by cable, telegram, telefax or telex, to the parties at the addresses set forth next to their names on the signature page hereof (or at such other addresses as shall be specified by the parties by like notice).

     3.2 Entire Agreement. The Agreements and the other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     3.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto; provided that the provisions hereof shall inure to the benefit of and be enforceable by each person or entity who shall be a holder of the Shares from time to time.

     3.4 Amendment; Waivers. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by or on behalf of all the parties. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     3.5 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing without contractual limitation, regardless of any investigation made by or on behalf of any party.

     3.6 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     3.7 GOVERNING LAW . THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     3.8 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

     3.9 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

     3.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     3.11 Enforcement. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees and costs. The parties agree that damages are not an adequate remedy for breach hereof and the parties shall be entitled to specific performance of this Agreement.

     3.12 Review; Notification. Buyer and its affiliates shall have the right to review, prior to the release thereof, all press releases or other written disclosures made by or on behalf of the Company naming or regarding Buyer or any of its affiliates, and the Company shall not unreasonably refuse to revise any such disclosures as requested by Buyer and its affiliates. The Company shall give Buyer and its affiliates a copy of any such proposed disclosure at least five business days prior to the proposed release thereof.

                          [Signature page to follow.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



Address:

                                    Data Return Corporation

222 Las Colinas Boulevard

Irving, Texas 75039

                                    By: /s/ Sunny C. Vanderbeck
                                        ----------------------------------------
                                              Sunny C. Vanderbeck,

                                              Chief Executive Officer

Address:

One Microsoft Way                        Microsoft Corporation

Redmond, Washington 98052

Attention: Chief Financial Officer

With a copy to: General Counsel,

          Finance and Operations

                                    By:
                                        ----------------------------------------
                                    Name:

                                    Title:

                                                                       EXHIBIT A

                          INVESTOR'S RIGHTS AGREEMENT

     This Investor's Rights Agreement (this "Agreement") is made and entered into as of July 29,1999, by and between Data Return Corporation, a Texas corporation (the "Company"), and CPQ Holdings, Inc., a Delaware corporation ("Investor").

                                    RECITALS

     A. Investor has agreed to purchase from the Company, and the Company has agreed to sell to Investor, 4,356 shares (the "Shares") of the Company's Common Stock pursuant to that certain Stock Purchase Agreement, dated of even date herewith by and among the Company and Investor (the "Stock Purchase Agreement").

     B. Investor has conditioned its purchase of the Shares on the Company granting Investor certain registration and other rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   REGISTRATION RIGHTS.

          1.1    Definitions.   For purposes of this Agreement:

                 (a) Common Stock. The term "Common Stock" means the common stock of the Company, par value $.001 per share.

                 (b) Exchange Act. The term "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                 (c) Holder. For purposes hereof, the term "Holder" means any Investor holding Registrable Securities and any transferee or assignee of Registrable Securities to whom the rights under this Section 1 have been transferred or assigned in accordance with Section 3 of this Agreement.

                 (d) Initiating Holder(s). The term "Initiating Holder(s)" means (i) any Holders who in the aggregate are Holders of more than 50% of the Registrable Securities or (ii) Investor.

                 (e) Registrable Securities. The term "Registrable Securities" means all the Shares and any additional Common Stock or other securities issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of or in connection with such Common Stock, that are now owned or may hereafter be acquired by Investor or Holder, excluding in all cases, however, any Registrable Securities (y) sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or (z) sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.

                 (f) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.
                 (g) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                 (h) Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended.

          1.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 15 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwith standing any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may, in their sole discretion, exclude such portion of the shares (including Registrable Securities) that it deems necessary from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each person contractually entitled to participate before the Holders, and third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          1.3    Demand Registration.

          (a)    If the Company shall receive at any time after the earlier of
(i) three years from the date hereof and (ii) 180 days after the effective date of an initial public offering of its Common Stock ("IPO") a written request from Initiating Holder(s), then the Company shall, within 20 business days of the receipt of such written request, give written acknowledgment of such request ("Request Acknowledgment") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities then owned of record by all Holders and which such Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Acknowledgment; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3:

                 (i) if the aggregate value of the Registrable Securities proposed to be sold by such Holders in such offering is less than $1,000,000;

                 (ii) if such offering would (y) require disclosure of material nonpublic information that the Board of Directors of the Company determines in good faith would be in the best interests of the Company not to disclose or (z) have a material adverse effect (as determined by the Board of Directors in good faith) on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction actively pursued by the Board of Directors of the Company, involving the Company or any of its affiliates, in which event, in the case of both (y) and (z), the Company shall have the right to defer the filing of the registration statement no more than once during any 12-month period for a period of not more than 120 days after receipt of the request of such Holders under this Section 1.3 (the Company must furnish to the Holders requesting registration a certificate signed by its Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer certifying as to any such determination made by the Board of Directors);

                 (iii) if the request is made during the period starting with the filing of, and ending on a date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                 (iv) The Company is obligated to effect only one such registration pursuant to this Section 1.3 (which registration must be declared or ordered effective).

                 (b) If Initiating Holder(s) submit a registration request under this Section 1.3 and intend to distribute the Registrable Securities covered by such request by means of an underwriting (an "Underwritten Offering"), then the Initiating Holder(s) shall so advise the Company as a part of the request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in Section 1.3(a). In such event, the right of Investor and the other Holders to include their Registrable Securities in such registration shall be conditioned upon such Holders' participation in such underwriting and the inclusion of the Holders' Registrable Securities in the underwriting to the extent provided herein. If Investor or the other Holders propose to distribute their securities through such underwriting, they shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holder(s) from a list of three nationally-recognized underwriters proposed by the Company. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If the representative of such underwriters determines in good faith that marketing factors require a limitation of the number of shares to be underwritten and so advises Investor and the Holders in writing, the Registrable Securities to be sold by Investor shall be the last securities (including any other registrable securities of any other shareholder with registration rights) to be excluded from such registration.

          1.4    Obligations of the Company.

                 (a)  Expenses.

                      (i) All expenses incurred in connection with a registration pursuant to Section 1.2 including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and expenses of one special counsel for the selling Holders (up to a maximum of $25,000) (but excluding underwriters' and brokers' discounts and commissions with respect to Registrable Securities to be sold by Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1.2 of this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings with respect to Registrable Securities to be sold by Holders.

                      (ii) All expenses incurred in connection with a registration pursuant to Section 1.3 including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of counsel for the selling Holders, including underwriters' and brokers' discounts and commissions with respect to Registrable Securities to be sold by Holders, shall be borne by the selling Holders; provided, however, that the Company shall pay (i) all of its accounting fees and fees and disbursements of counsel for the Company that are, in the aggregate, greater than $250,000 and (ii) compensation to its employees. Each Holder participating in a registration pursuant to Section 1.3 of this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all such expenses.

                 (b) Registration. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall:

                      (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that the Company shall not be required to use such efforts with respect to a registration pursuant to Section 1.2), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for (y) with respect to a registration statement filed on the SEC Form S-3 or any replacement form thereof, 120 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Company or another shareholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs and (z) with respect to a registration statement filed on any other SEC form (including the SEC's Form S-1 or any replacement form thereof) 60 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Company or another shareholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs plus any additional periods represented by any "Black-Out Period" (as defined in the last paragraph of Section 1.4(b)(vi)).

                      (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                      (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (vi) Notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading, or of the determination by the Company that a post-effective amendment to a registration statement would be required under the Securities Act, and, at the request of the Holder, the Company will prepare and file a post-effective amendment to the registration statement as required under the Securities Act; provided, however, that the Company may postpone preparing and delivering any such prospectus supplement or amendment or preparing and filing any post-effective amendment to a registration statement if the Board of Directors of the Company in good faith determines that such prospectus supplement or amendment or post-effective amendment (A) would have a material adverse effect on any active proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) would require disclosure of material nonpublic information that would be in the best interests of the Company not to disclose; provided, that the Company shall have such right to postpone no more than once during any 12-month period for a period of not more than 120 days. Any such postponement under this Section shall count as a deferral under Section 1.3(a)(ii), and vice versa. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as "Black-out Period".

                      (vii) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to such underwriters, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                      (viii) Use its best efforts to cause a "comfort" letter, dated as of such date, from the independent certified public accountants of the Company, to be issued in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities and such other information as the Company may reasonably request to timely effect the registration of their Registrable Securities.

          1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

                 (a) By the Company. To the extent permitted by law, the Company will defend, indemnify and hold harmless Investor and each other Holder, the shareholders, members, managers, partners, officers and directors of Investor and each other Holder, any underwriter (as defined in the Securities
Act) for Investor and each such other Holder and each person, if any, who controls Investor or any such other Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                      (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                      (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                      (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company will reimburse Investor and each other such Holder and such other indemnitees for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or partner, officer, director or controlling person of such Holder.

          (b) By Selling Holders. To the extent permitted by law, each selling Holder will defend, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, underwriter or other such Holder, partner, or director, officer or controlling person of the Company, such underwriter or such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity and reimbursement by a Holder under this Section 1.6(b) in respect of all Violations shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by such Holder in the registered offering out of which such Violations arise.

          (c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided, further, that under no circumstances shall the indemnifying party be required to pay the fees and expenses of more than one counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent caused by such failure to deliver written notice to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

          (d)  Contribution.  If the indemnification provided in this Section
1.6 is unavailable or insufficient to hold harmless an indemnified party under
Section 1.6(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the Violations that resulted in such losses, claims, damages or liabilities, such relative fault to be determined considering, among other items, the relative access to information and opportunity to correct or prevent misstatements or omissions of each party, as well as any other equitable considerations. Notwithstanding the provisions of this section, no selling Holder shall be required to contribute any amount in excess of the amount of the total net proceeds (net of underwriters' and brokers' discounts and commissions) received by such Holder in the registered offering out of which the Violation arises. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (f) Survival. The obligations of the Company and selling Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, the termination of this Agreement and otherwise.

     1.7 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than those included in an applicable registration and other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of a registration statement (other than a registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act )of the Company for an IPO filed under the Securities Act; provided, however, that all officers and directors of the Company and all holders of Common Stock (or options or other rights to acquire Common Stock) equal to at least 1% of the Company's voting securities (on a fully-diluted basis) enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person or entity subject to the foregoing restriction).

          1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

                 (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

                 (c) So long as a Holder owns any Registrable Securities, furnish to such Holder upon written request: a written statement by the Company as to its compliance with the provisions of clauses (a) and (b); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.2 or 1.3 with respect to the Registrable Securities of a Holder if in the reasonable written opinion of counsel to the Company (which opinion shall also be addressed and provided to the Holders), all Registrable Securities then owned by or issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold in one three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

     2.   RIGHT OF FIRST REFUSAL.

          2.1 General. As long as Investor or any other Holder continues to own any Registrable Securities, Investor or such other Holder shall have the right of first refusal to purchase Investor's then-current Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in
Section 2.2) that the Company may from time to time propose to issue after the date of this Agreement. An Investor's "Pro Rata Share" for purposes of this right of first refusal shall mean, at any time of determination, the ratio of
(a) the number of Registrable Securities owned by Investor to (b) that number of shares of Common Stock of the Company then outstanding.

          2.2 New Securities. "New Securities" shall mean, whether now authorized or not, any capital stock of the Company, any rights, options or warrants to purchase or acquire such capital stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such capital stock; provided, however, that the term "New Securities" does not include:

                 (a) shares of Common Stock (and/or options or warrants therefor) issued after the date of this Agreement to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to agreements or plans approved by the Board of Directors of the Company.

                 (b) shares of the Company's capital stock issued in connection with any stock split or stock dividend;

                 (c) securities offered by the Company to the public pursuant to its IPO; or

                 (d) securities issued for consideration other than cash pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other business combination in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or more than 50% of the voting power of such other corporation or entity or more than 50% of the equity ownership of such other entity.

          2.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to Investor written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Investor shall have 20 days from the date of receipt of any such Notice to agree in writing to purchase Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor's Pro Rata Share).

          2.4 Termination. This right of first refusal shall terminate upon the earlier to occur of (i) the closing of its IPO; or (ii) (a) the acquisition of all or substantially all the assets of the Company by another unaffiliated entity or (b) an acquisition of the Company by an unaffiliated corporation or person by share purchase, consolidation, merger or other business combination in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 2.

     3.   ASSIGNMENT.

     The rights to cause the Company to register Registrable Securities pursuant to Section 1 and the rights of first refusal contained in Section 2 may be assigned by Investor or any other Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) is a Holder of any Registrable Securities or (d) acquires at least 20% of the Registrable Securities (as adjusted for stock splits and dividends); provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration or first refusal rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     4.   AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     4.1 Financial Information. Subject to Section 4.3, the Company will mail the following reports to the Investor or any other Holder for so long as the Investor or any other Holder is a Holder of any Registrable Securities:

     (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company's Board of Directors. Such financial statements shall be accompanied by a report and opinion thereon from such accountants.

     (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), all in reasonable detail and certified by the principal financial or accounting officer of the Company, subject to changes resulting from year-end audit adjustments.

     (c) Contemporaneously with their delivery to holders of the Company's Common Stock, a copy of each report or other communication delivered to holders of its Common Stock.

     4.2 Additional Information. Subject to Section 4.3, as long as Investor or any other Holder holds any Registrable Securities, the Company will deliver or provide to the Investor:

     (a) Within 30 days prior to the beginning of each fiscal year, an "Annual Plan." The Annual Plan shall set forth full and complete forecasted balance sheets, statements of operations, and statements of cash flows for such fiscal year and for each month within that year. The Annual Plan shall also describe the marketing, production, research and development, organization and staffing, and financial strategies which support the Annual Plan's forecasted figures.

     (b) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Investor may from time to time reasonably request.

     (c) For so long as Investor or any other Holder is eligible to receive reports under this Section 4.2, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested.

     4.3  Termination of Covenants. The covenants set forth in Sections 4.1 and
4.2 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act.

     5.   GENERAL PROVISIONS.

          5.1 Successors and Assigns. Subject to Section3 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity who shall be a Holder of Registrable Securities from time to time.

          5.2 Third Parties. Except as set forth in Section 5.1, nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.3 Governing Law and Venue. This Agreement shall be governed by and construed under the internal laws of the state of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without reference to principles of conflict of laws or choice of laws. Venue of any action arising out of this Agreement shall be had in Dallas County, Texas.

          5.4 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          5.6 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier:

          If to Investor:   One Microsoft Way #Bldg 8
                            North Office 2211
                            Redmond, Washington 98052

        If to Company:      Data Return Corporation
                            801 Stadium Drive, Suite 117
                            Arlington, Texas 76011

        With a copy (which shall not constitute notice) to:

                            Thompson & Knight, P.C.
                            801 Cherry Street, Suite 1600
                            Fort Worth, Texas 76102
                            Attention: Stephen B. Norris

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 5.6.

        5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, Investor, each other Holder, each successor or assignee of Investor or Holders and the Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

        5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

        5.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        5.10 Indemnification. The Company will indemnify Investor and each other Holder for any claims brought against Investor or any other Holder by any third party (including without limitation any other shareholder of the Company), or any other liabilities, in any case as a result of or related to the issuance and sale by the Company of the Shares to Investor.

        5.11 No Inconsistent Agreements. The Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to Investor or the other Holders in this Agreement or otherwise conflicts with the provisions hereof. In furtherance but not in limitation of the preceding sentence, after the date of this Agreement, the Company shall not, without the prior written consent of Investor and the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to Investor and Holders hereunder.

                               *    *    *    *

                 [Remainder of page intentionally left blank.]

     IN WITNESS HEREOF, the parties hereto have entered into and executed this Agreement as of the date and year first above written.


                                 DATA RETURN CORPORATION



                                 By:
                                    --------------------------------------------
                                    Sunny C. Vanderbeck, Chief Executive Officer



                                 Investor:

                                 MICROSOFT CORPORATION



                                 By: /s/ SALMAN ULLAH
                                    --------------------------------------------
                                 Name:  Salman Ullah
                                 Title: Director, Corporate Development